UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

Broad Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41212	86-3382967
(Commission File Number)	(IRS Employer Identification No.)

6208 Sandpebble Ct.,

Dallas, TX 75254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (469) 951-3088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Common Stock, par value $0.000001 per share, and one Right to acquire 1/10 of one share of Common Stock	BRACU	The Nasdaq Stock Market LLC

Common Stock included as part of the Units	BRAC	The Nasdaq Stock Market LLC

Rights included as part of the Units	BRACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on January 18, 2023, Broad Capital Acquisition Corp. (the “Company”) into a definitive Agreement and Plan of Merger and Business Combination Agreement, as amended (the “Business Combination Agreement”), with Openmarkets Group Pty Ltd, an Australian proprietary limited company (“OMG”), BMYG OMG Pty Ltd, an Australian proprietary limited company, and Broad Capital LLC, a Delaware limited liability company, solely in its capacity as the Company’s sponsor, pursuant to which the Company will enact its initial business combination.

On February 12, 2025, the Company received a notice of termination (the “Notice”) from OMG advising that OMG had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement (the “Termination”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD CAPITAL ACQUISITION CORP.

Date: February 18, 2025	By:	/s/ Johann Tse
Johann Tse Chief Executive Officer